Exhibit 99.1
Investor Relations Contact:
Shanye Hudson, (510) 661-1600
shanye.hudson@seagate.com

Media Contact:
Carrie Schafer, (303) 941-9470
carrie.schafer@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL FOURTH QUARTER AND FISCAL YEAR 2026 FINANCIAL RESULTS
Fiscal Q4 2026 Highlights
▪Revenue of $3.6 billion
▪GAAP gross margin of 52.3%; non-GAAP gross margin of 52.7%
▪GAAP diluted earnings per share (EPS) of $5.58; non-GAAP diluted EPS of $5.71
▪Cash flow from operations of $1.3 billion and free cash flow of $1.1 billion
▪Retired $302 million in debt and returned $283 million to shareholders through dividends and share repurchases

Fiscal Year 2026 Highlights
▪Revenue of $12.2 billion
▪GAAP gross margin of 45.6%; non-GAAP gross margin of 46.1%
▪GAAP diluted EPS of $13.90; non-GAAP diluted EPS of $15.58
▪Cash flow from operations of $3.7 billion and free cash flow of $3.1 billion
▪Retired $1.4 billion in debt and returned $810 million to shareholders through dividends and share repurchases

Singapore – July 29, 2026 - Seagate Technology Holdings plc (NASDAQ: STX) (the “Company” or “Seagate”), a leading innovator of mass-capacity data storage, today reported financial results for its fiscal fourth quarter and fiscal year ended July 3, 2026.

“Seagate’s strong fourth quarter exceeded our expectations for revenue and non-GAAP EPS, capping a fiscal 2026 in which we grew annual revenue 34%, delivered record profitability, and generated a record $3.1 billion in free cash flow. Our performance is being driven by robust cloud data center demand and disciplined execution, and we see the momentum continuing in 2027,” said Dave Mosley, Seagate’s chair and chief executive officer.

“As AI accelerates data generation and its value, we see durable long-term demand for mass capacity storage. Seagate is well positioned to address strengthening exabyte demand through our Mozaic platform and differentiated HAMR technology roadmap, enabling customers to scale efficiently while supporting our ability to drive profitable growth and value creation,” Mosley concluded.

Quarterly Financial Results

	GAAP		Non-GAAP
	FQ4 2026	FQ4 2025	FQ4 2026	FQ4 2025
Revenue ($M)	$3,629	$2,444	$3,629	$2,444
Gross Margin	52.3%	37.4%	52.7%	37.9%
Operating Margin	43.0%	23.2%	44.6%	26.2%
Net Income ($M)	$1,294	$488	$1,319	$556
Diluted Earnings Per Share	$5.58	$2.24	$5.71	$2.59

Annual Financial Results

	GAAP		Non-GAAP
	FY 2026	FY 2025	FY 2026	FY 2025
Revenue ($M)	$12,195	$9,097	$12,195	$9,097
Gross Margin	45.6%	35.2%	46.1%	35.8%
Operating Margin	33.6%	20.8%	36.5%	23.4%
Net Income ($M)	$3,184	$1,469	$3,538	$1,733
Diluted Earnings Per Share	$13.90	$6.77	$15.58	$8.10

For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.

During the fiscal fourth quarter, the Company generated $1.3 billion in cash flow from operations, and $1.1 billion in free cash flow. For fiscal year 2026, the Company generated $3.7 billion in cash flow from operations, $3.1 billion in free cash flow, and returned $810 million of capital to shareholders through dividends and share repurchases. Additionally, the Company strengthened its balance sheet position, reducing its overall debt by $302 million during the fiscal fourth quarter and $1.4 billion during fiscal year 2026, exiting the fiscal year with total debt of $3.6 billion. As of the end of the fiscal year, cash and cash equivalents totaled $1.7 billion, and there were 227 million ordinary shares issued and outstanding.

Seagate has issued a Supplemental Financial Information document, which is available on Seagate’s Investor Relations website at investors.seagate.com.

Quarterly Cash Dividend
The Board of Directors of the Company (the “Board”) declared a quarterly cash dividend of $0.74 per share, which will be payable on October 7, 2026 to shareholders of record as of the close of business on September 24, 2026. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Business Outlook
The business outlook for the fiscal first quarter 2027 is based on our current assumptions and expectations; actual results may differ materially, as a result of, among other things, the important factors discussed in the Cautionary Note Regarding Forward-Looking Statements section of this release.

The Company is providing the following guidance for its fiscal first quarter 2027:
•Revenue of $4.1 billion, plus or minus $100 million
•Non-GAAP diluted EPS of $7.30, plus or minus $0.20

Our fiscal first quarter guidance includes:
•The estimated net dilutive impact from the Exchangeable Senior Notes due 2028; and
•Minimal expected impact from global tariff policies and/or the current conflict in the Middle East as of the date of this release.

Guidance regarding non-GAAP diluted EPS excludes known pre-tax charges related to estimated share-based compensation expenses of $0.26 per share.

We have not reconciled our non-GAAP diluted EPS guidance for fiscal first quarter 2027 to the most directly comparable GAAP measure, other than estimated share-based compensation expenses, because material items that may impact these measures are out of our control and/or cannot be reasonably predicted, including, but not limited to, net (gain) loss from debt transactions, strategic investment losses (gains) or impairment charges, income tax adjustments on these measures, and other charges or benefits that may arise. The amounts of these measures are not currently available but may be material to future results. A reconciliation of our historical non-GAAP financial measures to their nearest GAAP equivalent is contained in this release.

Investor Communications
Seagate management will hold a public webcast today at 2:00 PM PT / 5:00 PM ET that can be accessed on its Investor Relations website at investors.seagate.com.

An archived audio webcast of this event will be available on Seagate’s Investor Relations website at investors.seagate.com shortly following the event conclusion.

About Seagate Technology
Seagate (NASDAQ: STX) is a pioneer in mass-capacity data storage, accelerating ability to harness the full value of data. Our portfolio of advanced storage solutions helps hyperscale cloud providers, enterprises, and consumers protect, create and manage the data that powers their transformation and growth. For more than 45 years, Seagate has driven breakthrough innovations that bring sustainable, high-performance storage to the world at-scale. Learn more at www.seagate.com, and follow us on LinkedIn, YouTube,  X and Facebook.

© 2026 Seagate Technology LLC. All rights reserved. Seagate, Seagate Technology, and the Spiral logo are registered trademarks of Seagate Technology LLC in the United States and/or other countries.

Cautionary Note Regarding Forward-Looking Statements
This press release and our other communications regarding our quarterly financial results contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about the Company’s plans, programs, strategies, prospects, and opportunities; financial outlook for future periods, including the fiscal first quarter 2027; expectations regarding our ability to service debt and continue to generate free cash flow; expectations regarding our ability to make timely quarterly payments under the settlement agreement with the U.S. Department of Commerce’s Bureau of Industry and Security; expectations regarding logistical, macroeconomic, or other factors affecting the Company, including uncertainty related to tariffs, trade restrictions, or evolving global trade policy; expectations regarding market demand for the Company’s products, our visibility into such demand and our ability to optimize our level of production and meet market and industry expectations and the effects of these future trends on Company’s financial and operational performance, including our ability to deliver profitable growth; anticipated shifts in technology and storage industry trends, and anticipated demand and performance of new storage product introductions, including HAMR-based Mozaic products; our ability to successfully integrate acquisitions with our existing business; and expectations regarding the Company’s business strategy and performance, as well as dividend issuance plans for the fiscal quarter ending October 2, 2026 and beyond. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” “will continue,” “can,” “could” or the negative of these words, variations of these words and comparable terminology, in each case, intended to refer to future events or circumstances. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are subject to various uncertainties and risks that could cause our actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s latest periodic report on Form 10-Q or Form 10-K filed with the U.S. Securities and Exchange Commission. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.

The inclusion of Seagate’s website addresses in this press release are provided for convenience only. The information contained in, or that can be accessed through, Seagate’s websites and social media channels are not part of this press release.

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	July 3, 2026	June 27, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,704	$891
Accounts receivable, net	1,534	959
Inventories, net	1,571	1,440
Other current assets	412	363
Total current assets	5,221	3,653
Property, equipment and leasehold improvements, net	2,034	1,657
Goodwill	1,221	1,221
Deferred income taxes	1,105	1,066
Other assets, net	391	426
Total Assets	$9,972	$8,023
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,748	$1,604
Accrued employee compensation	377	352
Accrued warranty	73	60
Current portion of long-term debt	185	—
Accrued expenses	744	632
Total current liabilities	3,127	2,648
Long-term accrued warranty	125	77
Other non-current liabilities	1,173	756
Long-term debt, less current portion	3,380	4,995
Total Liabilities	7,805	8,476
Total Shareholders’ Equity (Deficit)	2,167	(453)
Total Liabilities and Shareholders’ Equity (Deficit)	$9,972	$8,023

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	For the Three Months Ended		For the Fiscal Years Ended
	July 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025

Revenue	$3,629	$2,444	$12,195	$9,097

Cost of revenue	1,731	1,530	6,637	5,897
Product development	188	179	755	724
Marketing and administrative	147	154	577	561
Legal settlement	—	—	105	—
Restructuring and other, net	4	13	27	25
Total operating expenses	2,070	1,876	8,101	7,207

Income from operations	1,559	568	4,094	1,890

Interest income	10	6	30	25
Interest expense	(64)	(75)	(284)	(321)
Net gain from business divestiture	—	—	—	8
Net loss from debt transactions	(10)	(3)	(151)	(7)
Other, net	10	(4)	1	(82)
Other expense, net	(54)	(76)	(404)	(377)

Income before income taxes	1,505	492	3,690	1,513
Provision for income taxes	211	4	506	44
Net income	$1,294	$488	$3,184	$1,469

Net income per share:
Basic	$5.75	$2.30	$14.54	$6.93
Diluted	$5.58	$2.24	$13.90	$6.77
Number of shares used in per share calculations:
Basic	225	212	219	212
Diluted	232	218	229	217

Cash dividends declared per ordinary share	$0.74	$0.72	$2.94	$2.86

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	For the Fiscal Years Ended
	July 3, 2026	June 27, 2025
OPERATING ACTIVITIES
Net income	$3,184	$1,469
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	276	251
Share-based compensation	213	200
Net loss from debt transactions	151	7
Net gain from business divestiture	—	(8)
Deferred income taxes	(34)	(8)
Other non-cash operating activities, net	43	137
Changes in operating assets and liabilities:
Accounts receivable, net	(575)	(513)
Inventories, net	(131)	(201)
Accounts payable	66	(242)
Accrued employee compensation	(3)	207
Accrued expenses, income taxes and warranty	528	(155)
Other assets and liabilities	(44)	(61)
Net cash provided by operating activities	3,674	1,083
INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(569)	(265)
Proceeds from the sale of assets	—	1
Purchases of investments	(2)	—
Proceeds from sale of investments	31	51
Proceeds from business divestiture	15	25
Cash used in acquisition of businesses, net of cash acquired	—	(88)
Net cash used in investing activities	(525)	(276)
FINANCING ACTIVITIES
Redemption and repurchase of debt	(1,442)	(1,078)
Proceeds from issuance of long-term debt	—	400
Dividends to shareholders	(634)	(600)
Repurchases of ordinary shares	(176)	—
Taxes paid related to net share settlement of equity awards	(119)	(54)
Proceeds from issuance of ordinary shares under employee stock plans	56	72
Other financing activities, net	(22)	(14)
Net cash used in financing activities	(2,337)	(1,274)
Increase (decrease) in cash, cash equivalents and restricted cash	812	(467)
Cash, cash equivalents and restricted cash at the beginning of the year	893	1,360
Cash, cash equivalents and restricted cash at the end of the year	$1,705	$893

Use of non-GAAP financial information

The Company uses non-GAAP measures of gross profit, gross margin, operating expenses, income from operations, operating margin, net income, diluted EPS, free cash flow, EBITDA, adjusted EBITDA and last twelve months adjusted EBITDA, which are adjusted from results based on GAAP to exclude certain benefits, expenses, gains and losses. These non-GAAP financial measures are used by management to evaluate the business and provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to investors as these non-GAAP results exclude certain benefits, expenses, gains and losses that the Company believes are not part of the Company's ongoing operations and not indicative of its core operating results.
These non-GAAP financial measures are some of the measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute or replacement for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in its industry.

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts, gross margin and operating margin)
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	July 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
GAAP Gross Profit	$1,898	$914	$5,558	$3,200
Amortization of acquired intangible assets	1	—	8	—
Purchase order cancellation fees	—	(5)	—	(9)
Restructuring and other, net[1]	—	3	—	13
Share-based compensation	13	14	54	51
Non-GAAP Gross Profit	$1,912	$926	$5,620	$3,255

GAAP Gross Margin	52.3%	37.4%	45.6%	35.2%
Non-GAAP Gross Margin	52.7%	37.9%	46.1%	35.8%

GAAP Operating Expenses	$339	$346	$1,464	$1,310
Acquisition-related charges	—	(2)	(1)	(7)
Legal settlement	—	—	(105)	—
Restructuring and other, net[1]	(4)	(13)	(27)	(25)
Share-based compensation	(41)	(45)	(159)	(149)
Other charges	(1)	—	(2)	(1)
Non-GAAP Operating Expenses	$293	$286	$1,170	$1,128

GAAP Income From Operations	$1,559	$568	$4,094	$1,890
Acquisition-related charges	—	2	1	7
Amortization of acquired intangible assets	1	—	8	—
Legal settlement	—	—	105	—
Purchase order cancellation fees	—	(5)	—	(9)
Restructuring and other, net[1]	4	16	27	38
Share-based compensation	54	59	213	200
Other charges	1	—	2	1
Non-GAAP Income From Operations	$1,619	$640	$4,450	$2,127

GAAP Operating Margin	43.0%	23.2%	33.6%	20.8%
Non-GAAP Operating Margin	44.6%	26.2%	36.5%	23.4%

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts, gross margin and operating margin)
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	July 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
GAAP Net Income	$1,294	$488	$3,184	$1,469
Acquisition-related charges	—	2	1	7
Amortization of acquired intangible assets	1	—	8	—
Legal settlement	—	—	105	—
Net loss (gain) from business divestiture	—	—	3	(8)
Net loss from debt transactions	10	3	151	7
Purchase order cancellation fees	—	(5)	—	(9)
Restructuring and other, net[1]	4	16	27	38
Share-based compensation	54	59	213	200
Strategic investment (gains) losses or impairment charges	(14)	—	(14)	53
Other charges	1	—	2	1
Income tax adjustments	(31)	(7)	(142)	(25)
Non-GAAP Net Income	$1,319	$556	$3,538	$1,733

GAAP Diluted Net Income Per Share	$5.58	$2.24	$13.90	$6.77
Acquisition-related charges	—	0.01	—	0.03
Amortization of acquired intangible assets	—	—	0.03	—
Legal settlement	—	—	0.46	—
Net loss (gain) from business divestiture	—	—	0.01	(0.04)
Net loss from debt transactions	0.04	0.01	0.66	0.03
Purchase order cancellation fees	—	(0.02)	—	(0.04)
Restructuring and other, net[1]	0.02	0.07	0.12	0.18
Share-based compensation	0.23	0.27	0.93	0.92
Strategic investment (gains) losses or impairment charges	(0.06)	—	(0.06)	0.24
Other charges	—	—	0.01	—
Income tax adjustments	(0.13)	(0.03)	(0.62)	(0.12)
Non-GAAP diluted share count adjustments[2]	0.03	0.04	0.14	0.13
Non-GAAP Diluted Net Income Per Share[2]	$5.71	$2.59	$15.58	$8.10

Shares Used In Diluted Net Income Per Share Calculation
GAAP	232	218	229	217
Non-GAAP diluted share count adjustments[2]	(1)	(3)	(2)	(3)
Non-GAAP	231	215	227	214

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions)
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	July 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
GAAP Net Cash Provided by Operating Activities	$1,305	$508	$3,674	$1,083
Acquisition of property, equipment and leasehold improvements	(187)	(83)	(569)	(265)
Free Cash Flow	$1,118	$425	$3,105	$818

	For the Three Months Ended
	July 3, 2026	April 3, 2026	January 2, 2026	October 3, 2025	Last Twelve Months
GAAP Net Income	$1,294	$748	$593	$549	$3,184
Depreciation and amortization	70	66	68	72	276
Interest expense	64	68	72	80	284
Interest income	(10)	(6)	(7)	(7)	(30)
Income tax expense	211	116	114	65	506
Non-GAAP EBITDA	1,629	992	840	759	4,220

Acquisition-related charges	—	—	—	1	1
Legal settlement	—	105	—	—	105
Net loss from business divestiture	—	3	—	—	3
Net loss from debt transactions	10	69	66	6	151
Restructuring and other, net[1]	4	7	3	13	27
Share-based compensation	54	54	53	52	213
Strategic investment (gains) losses or impairment charges	(14)	—	—	—	(14)
Other charges	1	1	—	—	2
Non-GAAP Adjusted EBITDA	$1,684	$1,231	$962	$831	$4,708

_____________________________________
1 The Company recorded $16 million of restructuring charges in the three months ended June 27, 2025, of which $3 million was recorded to Cost of revenue and $13 million was recorded to Restructuring and other, net, within Operating expenses. During fiscal year 2025, the Company recorded $38 million of restructuring charges, of which $13 million was recorded to Cost of revenue and $25 million was recorded to Restructuring and other, net, within Operating expenses.
2 For the three and twelve months ended July 3, 2026, and the three and twelve months ended June 27, 2025, using the if-converted method, approximately 2 million, 6 million, 3 million and 3 million shares, respectively, are issuable upon conversion of our 2028 exchangeable senior notes. These dilutive effects are expected to be offset partially by the capped call transactions and are excluded from non-GAAP shares used in diluted net income per share calculation.

The Company’s Non-GAAP measures are adjusted for the following items:
Acquisition-related charges
Acquisition-related charges are primarily related to transaction and integration costs. These expenses are excluded in the non-GAAP measures due to the inconsistency in amount and frequency, and they are not normal operating expenses or indicative of the Company’s operating performance. Exclusion of these amounts provides a supplemental view of the Company’s operating performance to investors to enable them to evaluate the Company’s current operating performance compared to the past periods’ operating performance.
Amortization of acquired intangible assets
The Company records expense from amortization of intangible assets that were acquired in connection with its business combinations over their estimated useful lives. Such charges are inconsistent in size and are significantly impacted by the timing and magnitude of the Company’s acquisitions. Consequently, the Company excludes these amounts to provide a supplemental view to investors to evaluate the Company’s current operating performance compared to the past periods’ operating performance.
Legal settlement
From time to time, the Company incurs charges related to the settlement of litigation matters. These charges are inconsistent in amount and frequency and are excluded from the Company’s non-GAAP measures to provide a supplemental view to investors to evaluate the Company’s current operating performance compared to the past periods’ operating performance.
Net gain/loss from business divestiture
From time to time, the Company records net gains or losses from the sale of businesses. These net gains or losses are excluded in the non-GAAP measures because they are not indicative of the Company’s operating performance. The Company excludes these amounts to provide a supplemental view to investors to evaluate the Company’s current operating performance compared to the past periods’ operating performance.
Net gain/loss from debt transactions
From time to time, the Company incurs gains, losses and fees from the early redemption and repurchase of certain long-term debt instruments. The amount of these charges may be inconsistent in size and varies depending on the timing of the early redemption of debt. The Company does not believe these are part of its normal operating performance. Exclusion of these amounts provides a supplemental view of the Company’s operating performance to investors to enable them to evaluate the Company’s current operating performance compared to the past periods’ operating performance.
Purchase order cancellation fees
Purchase order cancellation fees are the costs incurred to cancel certain purchase commitments made with the Company’s suppliers for component and equipment purchases that will not be received due to change in forecasted demand. These charges and subsequent credits received are inconsistent in amount and frequency. The Company does not believe these are part of its normal operating expenses. Exclusion of these amounts provides a supplemental view to investors to evaluate the Company’s current operating performance compared to the past periods’ operating performance.
Restructuring and other, net
Restructuring and other, net are costs associated with restructuring plans that are primarily related to costs associated with reduction in the Company’s workforce, exiting certain facilities, inventory write down related to discontinued product lines and other related costs, as well as charges or gains from sale of properties. These costs or benefits do not reflect the Company’s normal or ongoing operating performance and consequently the Company excludes these expenses to provide a supplemental view to investors to evaluate the Company’s current operating performance compared to the past periods’ operating performance.
Share-based compensation
These expenses consist primarily of expenses for employee share-based compensation. Given the variety of equity awards used by companies, the varying methodologies for determining share-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the Company’s control, the Company believes excluding share-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the Company’s peers, a majority of whom also exclude share-based compensation expense from their non-GAAP results.
Strategic investment gains, losses and impairment charges
From time to time, the Company incurs gains, losses or impairment charges from strategic investments that are measured and accounted at fair value, under the equity method of accounting, as available-for-sale debt securities or adjust for downward or upward adjustments to the carrying value under the measurement alternative if an impairment or observable price adjustment is recognized in the current period that are not considered normal operating expenses or gains. The resulting expense, gain or impairment loss is inconsistent in amount and frequency and the Company excludes these amounts to provide a supplemental view to investors to evaluate the Company’s current operating performance compared to the past periods’ operating performance.

Other charges
The other charges primarily include IT transformation costs. These charges are inconsistent in amount and frequency and are excluded to provide a supplemental view to investors to evaluate the Company’s current operating performance compared to past periods’ operating performance.
Income tax adjustments
Seagate utilizes a projected annual non-GAAP income tax rate to determine its non-GAAP income taxes. The annual non-GAAP tax rate is based on considerations such as its current tax structure, projected tax positions and impacts from key legislation implemented in various jurisdictions but excludes the tax effects of pre-tax non-GAAP adjustments and other significant non-recurring income tax items. The Company believes applying the non-GAAP tax rate provides consistency across the interim reporting periods and reduces the effects of items not directly related to its operating structure that can vary in size and frequency. The non-GAAP income tax rate could be subject to change for a variety of reasons, including significant changes in tax laws. The Company will re-evaluate periodically its non-GAAP tax rate and may adjust as appropriate. For fiscal year 2026, the Company uses a projected non-GAAP income tax rate of 15.5%.
Non-GAAP diluted share count adjustments
Using the if-converted method, diluted net income per share is calculated assuming that the excess value above the principal of the 2028 exchangeable notes were converted solely into shares of common stock at the beginning of the reporting period, unless the result would be anti-dilutive. Non-GAAP shares used in diluted net income per share calculation excluded certain dilutive shares, which are expected to be offset partially by the capped call transactions entered by the Company in conjunction with our 2028 exchangeable senior notes in order to reduce the potential dilution to the Company’s ordinary shares upon the conversion.
Free cash flow
Free cash flow is a non-GAAP measure defined as net cash provided by operating activities less acquisition of property, equipment and leasehold improvements. Free cash flow does not reflect non-cash items, net cash used or provided by financing activities and net cash used or provided by investing activities, other than acquisition of property, equipment and leasehold improvements. This non-GAAP financial measure is used by management to assess the Company’s sources of liquidity, capital structure and operating performance.
EBITDA, adjusted EBITDA and last twelve months (LTM) adjusted EBITDA
EBITDA is defined as net income before income tax expense, interest expense, interest income, depreciation and amortization. Adjusted EBITDA excludes certain expenses, gains and losses that the Company believes are not indicative of its core operating results. These adjustments primarily include impairment and other charges related to cost saving efforts, net loss (gain) from debt transactions, net loss (gain) from business divestiture, purchase order cancellation fees, restructuring and other, net, share-based compensation, strategic investment losses or impairment charges, other extraordinary charges such as factory underutilization charges. LTM adjusted EBITDA is defined as the total of last twelve months adjusted EBITDA. These non-GAAP financial measures are used by management to evaluate the Company’s debt portfolio and structure to comply with its financial debt covenants.